Exhibit 99.1

CORRECTING AND REPLACING

Buckeye Announces October – December Quarter Results

Net Income $2.6 million; EPS $0.07

Sales off 12.4% versus Year-Ago Quarter

Establishing Debt Target of $350 million by December 2009

Potential Goodwill Impairment of up to $140 million pre-tax

MEMPHIS, TN January 28, 2009 - Buckeye Technologies Inc. (NYSE:BKI) In the table titled SUPPLEMENTAL FINANCIAL DATA, under Segment Results/Three Months Ended December 31, 2008/Operating Income, Specialty Fibers should be 11,339 (sted 11,577), Nonwoven Materials should be 1,506 (sted 1,586), and Corporate should be (1,450) (sted (1,768)).  Under Segment Results/Six Months Ended December 31, 2008/Operating Income, Specialty Fibers should be 31,457 (sted 31,695), Nonwoven Materials should be 5,099 (sted 5,179), and Corporate should be (2,502) (sted (2,820)). Under Segment Results/Three Months Ended December 31, 2007/Operating Income, Specialty Fibers should be 26,117 (sted 25,889), Nonwoven Materials should be 5,383 (sted 5,273), and Corporate should be (1,678) (sted (1,340)). Under Segment Results/Six Months Ended December 31, 2007/Operating Income, Specialty Fibers should be 48,088 (sted 47,955), Nonwoven Materials should be 13,291 (sted 13,227), and Corporate should be (3,033) (sted (2,836)).

The corrected release reads:

MEMPHIS, Tenn.--January 26, 2009--Buckeye Technologies Inc. (NYSE:BKI) today announced earnings for the October – December quarter of 7 cents per share (excluding a potential goodwill impairment charge) compared to 35 cents per share in the same period last year and 23 cents per share recorded in the July – September quarter of 2008 due to weakened demand and associated production downtime at several plants resulting from the global economic slowdown. Net sales of $184.7 million for the quarter were down 12.4% compared to the same quarter a year ago and were down 16.6% versus the record July-September quarter.

Due to adverse equity market conditions which have caused a decrease in current market multiples and the price of the company’s stock, which is currently trading well below book value, it has been determined that an indicator of potential goodwill impairment exists for the October-December quarter. Accordingly, the Company has commenced performing an interim goodwill impairment test, and expects by the first week of February to have an indication of whether an impairment charge will be required. In the event that there is a determination that goodwill is impaired, a non-cash charge, which would reduce reported net income and earnings per share for the quarter, would be required. The maximum goodwill balance that would be subject to impairment as of December 31, 2008 is $140 million.

Chairman and Chief Executive Officer John B. Crowe said, “This has been a challenging quarter for Buckeye, as the global economic recession has reduced demand for some of our products. While demand for most of our high-end specialty wood products remains solid, demand for our specialty cotton fibers has weakened significantly. Sales of our airlaid nonwovens products were also down primarily due to customer inventory reductions and normal seasonal weakness in Europe in December. As we previously announced, we took market downtime at our Foley, Memphis and Americana plants during the quarter to match production to shipment demand. In addition to a company-wide focus on reducing costs and maintaining tight control over our working capital, we have reduced our planned capital spending for this fiscal year from $64 million to $40 million in order to accelerate debt reduction efforts. We have established a goal of paying down our debt from the current level of $391 million to $350 million by December 2009 in order to ensure that we have sufficient borrowing capacity on our $200 million revolving credit facility to pay off the $110 million in bonds which mature in October 2010 without going to the credit markets for new financing. Buckeye was well in compliance with all of its debt covenants and had $114 million in available borrowing capacity plus $8.5 million in cash on its balance sheet at the end of December.”

Mr. Crowe went on to say, “Because of our restructuring efforts over the last few years, which included closing high cost capacity, lowering our operating costs, and reducing our debt from $700 million to under $400 million, we believe we are well positioned to deal with this economic downturn. While our visibility into future order trends at the moment is poor, we expect that the January-March quarter will show improved profitability at similar revenue levels as compared to the quarter just completed. While we expect fluff pulp prices to decline, we have instituted price increases in our high-end wood specialty markets effective January 1st and energy and transportation costs are down. Caustic prices will start to come down in February, but our average caustic cost for the quarter is still likely to be higher than it was in the October-December quarter.”

Buckeye has scheduled a conference call for Tuesday morning, January 27th, at 11:00 a.m. ET to discuss second quarter performance. Persons interested in listening by telephone may dial in at (877) 795-3635 within the United States. International callers should dial (719) 325-4773. Supplemental material for the call will be available on the Company’s website at www.bkitech.com or at www.streetevents.com.

Buckeye, a leading manufacturer and marketer of specialty fibers and nonwoven materials, is headquartered in Memphis, Tennessee, USA. The Company currently operates facilities in the United States, Germany, Canada, and Brazil. Its products are sold worldwide to makers of consumer and industrial goods.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting the Company’s operations, financing, markets, products, services and prices, and other factors. For further information on factors which could impact the Company and the statements contained herein, please refer to public filings with the Securities and Exchange Commission.

BUCKEYE TECHNOLOGIES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	December 31, 2008	September 30, 2008	December 31, 2007	December 31, 2008	December 31, 2007

Net sales	$184,665	$221,293	$210,922	$405,958	$408,321
Cost of goods sold	161,533	185,955	168,943	347,488	325,687
Gross margin	23,132	35,338	41,979	58,470	82,634
Gross margin as a percentage of sales	12.5%	16.0%	19.9%	14.4%	20.2%

Selling, research and administrative expenses	11,266	12,210	11,796	23,476	23,270
Amortization of intangibles and other	471	469	361	940	922
Restructuring costs	-	-	-	-	96

Operating income	11,395	22,659	29,822	34,054	58,346

Net interest expense and amortization of debt costs	(7,469)	(7,438)	(8,524)	(14,907)	(17,681)
Early extinguishment of debt	401	-	251	401	(535)
Foreign exchange and other	213	(831)	(94)	(618)	(262)
Income before income taxes	4,540	14,390	21,455	18,930	39,868
Income tax expense	1,926	5,540	7,589	7,466	12,505
Net income	$2,614	$8,850	$13,866	$11,464	$27,363

Earnings per share	$0.07	$0.23	$0.36	$0.30	$0.70
Diluted earnings per share	$0.07	$0.23	$0.35	$0.30	$0.70

Weighted average shares for basic earnings per share
	38,670	38,704	38,953	38,688	38,848

Weighted average shares for diluted earnings per share
	38,761	38,883	39,448	38,822	39,354

BUCKEYE TECHNOLOGIES INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31	September 30	June 30
	2008	2008	2008

Current assets:
Cash and cash equivalents	$8,491	$18,451	$10,393
Accounts receivable, net	108,111	128,549	127,521
Inventories	115,548	109,211	110,254
Deferred income taxes and other	11,186	11,355	11,530
Total current assets	243,336	267,566	259,698

Property, plant and equipment, net	522,785	537,556	555,708
Goodwill	140,433	156,800	163,622
Intellectual property and other, net	26,088	28,036	30,197
Total assets	$932,642	$989,958	$1,009,225

Liabilities and stockholders' equity
Current liabilities:
Trade accounts payable	$33,678	$41,618	$49,157
Accrued expenses	42,892	59,248	50,451
Current portion of capital lease obligations	-	253	358
Short-term debt	-	285	207
Total current liabilities	76,570	101,404	100,173

Long-term debt	391,311	392,439	393,910
Deferred income taxes	58,941	57,754	57,963
Other liabilities	25,430	25,423	27,622
Stockholders' equity	380,390	412,938	429,557
Total liabilities and stockholders' equity	$932,642	$989,958	$1,009,225

BUCKEYE TECHNOLOGIES INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Three Months Ended			Six Months Ended
	December 31, 2008	September 30, 2008	December 31, 2007	December 31, 2008	December 31, 2007
OPERATING ACTIVITIES
Net income	$2,614	$8,850	$13,866	$11,464	$27,363
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	12,026	12,743	12,780	24,769	25,409
Amortization	613	639	624	1,252	1,126
Loss on early extinguishment of debt	(401)	-	(251)	(401)	535
Deferred income taxes	2,476	1,345	5,834	3,821	10,458
Loss on disposal of equipment	507	167	448	674	564
Provision for bad debts	17	(27)	(1)	(10)	(10)
Excess tax benefit from stock based compensation	-	-	(29)	-	(44)
Other	(327)	391	364	64	548
Change in operating assets and liabilities
Accounts receivable	16,705	(5,125)	951	11,580	(775)
Inventories	(8,540)	(841)	2,166	(9,381)	(3,405)
Other assets	181	142	555	323	336
Accounts payable and other liabilities	(19,387)	3,772	(14,925)	(15,615)	(7,970)
Net cash provided by operating activities	6,484	22,056	22,382	28,540	54,135

INVESTING ACTIVITIES
Purchases of property, plant & equipment	(13,929)	(11,082)	(9,702)	(25,011)	(18,692)
Other	(50)	(23)	(89)	(73)	(135)
Net cash used in investing activities	(13,979)	(11,105)	(9,791)	(25,084)	(18,827)

FINANCING ACTIVITIES
Net borrowings (payments) under line of credit	3,773	(1,232)	(6,267)	2,541	82,000
Payments on long term debt and other	(5,253)	(105)	(98)	(5,358)	(113,817)
Payments for debt issuance costs	-	-	(112)	-	(1,401)
Excess tax benefit from stock based compensation	-	-	29	-	44
Purchase of treasury shares	-	(494)	-	(494)	-
Net proceeds from sale of equity interests	-	-	3,037	-	5,742
Net cash used in financing activities	(1,480)	(1,831)	(3,411)	(3,311)	(27,432)

Effect of foreign currency rate fluctuations on cash	(985)	(1,062)	383	(2,047)	900

Increase (decrease) in cash and cash equivalents	(9,960)	8,058	9,563	(1,902)	8,776
Cash and cash equivalents at beginning of period	18,451	10,393	14,790	10,393	14,790
Cash and cash equivalents at end of period	$8,491	$18,451	$24,353	$8,491	$23,566

BUCKEYE TECHNOLOGIES INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited)
(In thousands)

	Three Months Ended			Six Months Ended
SEGMENT RESULTS	December 31, 2008	September 30, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Specialty Fibers
Net sales	$137,739	$164,979	$148,208	$302,718	$283,909
Operating income (a)	11,339	20,118	26,117	31,457	48,088
Depreciation and amortization (b)	8,060	8,348	8,157	16,408	16,172
Capital expenditures	11,855	10,097	8,468	21,952	16,388

Nonwoven Materials
Net sales	$56,841	$65,862	$71,966	$122,703	$143,596
Operating income (a)	1,506	3,593	5,383	5,099	13,291
Depreciation and amortization (b)	3,497	4,045	4,241	7,542	8,473
Capital expenditures	1,558	778	737	2,336	1,444

Corporate
Net sales	$(9,915)	$(9,549)	$(9,252)	$(19,463)	$(19,184)
Operating loss (a)	(1,450)	(1,052)	(1,678)	(2,502)	(3,033)
Depreciation and amortization (b)	940	819	744	1,759	1,688
Capital expenditures	516	207	497	723	860

Total
Net sales	$184,665	$221,292	$210,922	$405,958	$408,321
Operating income (a)	11,395	22,659	29,822	34,054	58,346
Depreciation and amortization (b)	12,497	13,212	13,142	25,709	26,333
Capital expenditures	13,929	11,082	9,702	25,011	18,692

(a) The corporate segment includes operating elements such as segment eliminations, amortization of intangibles, impairment of long-lived assets, charges related to restructuring, unallocated at-risk compensation and unallocated stock-based compensation for executive officers and certain other employees. We have reclassified the at-risk compensation and stock based compensation from the specialty fibers and nonwovens segments for previous periods for comparability. Corporate net sales represents the elimination of intersegment sales included in the specialty fibers reporting segment.
(b) Depreciation and amortization includes depreciation, depletion and amortization of intangibles.

	Three Months Ended			Six Months Ended
ADJUSTED EBITDA	December 31, 2008	September 30, 2008	December 31, 2007	December 31, 2008	December 31, 2007

Income	$2,614	$8,850	$13,866	$11,464	$27,363
Income tax expense	1,926	5,540	7,589	7,466	12,505
Interest expense	7,271	7,233	8,435	14,504	17,407
Amortization of debt costs	261	262	268	523	570
Early extinguishment of debt	(401)	-	(251)	(401)	535
Depreciation, depletion and amortization	12,497	13,212	13,140	25,709	26,331
EBITDA	24,168	35,097	43,047	59,265	84,711
Asset impairments	-	-	-	-	-
Non cash charges	522	208	447	730	564
Other (gains) losses	-	-	-	-	-
Adjusted EBITDA	$24,690	$35,305	$43,494	$59,995	$85,275

We calculate EBITDA as earnings before cumulative effect of change in accounting plus interest expense, income taxes and depreciation and amortization. Adjusted EBITDA further adjusts EBITDA by adding back the following items: asset impairment charges, non-cash charges and other (gains) losses. You should not consider adjusted EBITDA to be an alternative measure of our net income, as an indicator of operating performance; or our cash flow, as an indicator of liquidity. Adjusted EBITDA corresponds with the definition contained in our US revolving credit facility, established on July 25, 2007, and it provides useful information concerning our ability to comply with debt covenants. Although we believe adjusted EBITDA enhances your understanding of our financial condition, this measure, when viewed individually, is not a better indicator of any trend as compared to other measures (e.g., net sales, net earnings, net cash flows, etc.).

BUCKEYE TECHNOLOGIES INC.
SUPPLEMENTAL RECONCILIATIONS
(unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31, 2007 reconciled to December 31, 2008	September 30, 2008 reconciled to December 31, 2008	December 31, 2007 reconciled to December 31, 2008
NET SALES RECONCILIATION

Net sales	$210.9	$221.3	$408.3
Sales volume (1)	(41.6)	(35.3)	(43.5)
Pricing (2)	17.9	2.6	40.4
Product sales mix and other (3)	(2.5)	(3.9)	0.8
Net sales	$184.7	$184.7	$406.0

(1) Sales volume relates to the change in sales volume on comparable products
(2) Pricing relates to the changes in unit prices on comparable products
(3) Product sales mix relates to the impact of changes in the mix of products shipped. Other includes the impact of changes in foreign currency exchange rates have on the currency translation of sales denominated in currencies other than the US dollar.

	Three Months Ended		Six Months Ended
	December 31, 2007 reconciled to December 31, 2008	September 30, 2008 reconciled to December 31, 2008	December 31, 2007 reconciled to December 31, 2008
EARNINGS PER SHARE RECONCILIATION (4)

EARNINGS (LOSS) PER SHARE	0.35	0.23	0.70
Sales volume (5)	(0.12)	(0.07)	(0.15)
Pricing / product mix (6)	0.28	0.02	0.73
Costs (7)	(0.48)	(0.14)	(0.99)
Restructuring, impairment, early debt extinguishment costs	-	0.01	0.01
Corporate / Other (8)	0.04	0.02	-
EARNINGS PER SHARE	0.07	0.07	0.30

(4) All calculations are net of taxes
(5) Sales volume - Changes in sales volume on comparable products at prior period gross margins (price, unit cost and mix are at the same levels as the prior quarter).
(6) Pricing / Product Mix - Impact of changes in selling prices (on comparable products) and changes in the mix of products shipped.
(7) Costs - Changes in production volume, energy related prices, price and usage of chemicals and raw materials, transportation costs, direct spending and selling, research and administrative expenses.
(8) Corporate / Other - Net interest expense, intangible amortization, foreign exchange gain(loss), gain(loss) on sale of assets, other income(expense), and tax adjustments and changes in tax rate.

CONTACT:
Buckeye Technologies Inc.
Steve Dean, 901-320-8352
Senior Vice President and Chief Financial Officer
or
Investor Relations:
Daryn Abercrombie, 901-320-8908
www.bkitech.com